UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  April 23, 2015
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Shareholders of Diebold, Incorporated (the “Company”), held on April 23, 2015, the Company's shareholders approved the Diebold, Incorporated Annual Cash Bonus Plan (the “Cash Bonus Plan”), in order to, among other items, afford the Company’s Board of Directors and Compensation Committee the ability to offer compensatory cash awards designed to reward and incent the Company’s officers and key employees in advancement of the Company’s interests and long-term strategies. Cash bonus payments made by the Company under the Cash Bonus Plan are intended to qualify as “performance-based compensation” for purposes of 162(m) of the Internal Revenue Code, allowing for certain Company deductions of compensation expenses.
The Cash Bonus Plan will be administered by the Compensation Committee or other committee appointed by the Board in accordance with the plan (the “Committee”). Participation in the Cash Bonus Plan is limited to certain Eligible Executives, and the right to receive a bonus under the Cash Bonus Plan depends on the achievement of specific performance goals, referred to as Management Objectives. The Committee will establish the Management Objectives and amount of incentive bonus payable for a performance period. The Management Objectives from which the Committee may choose in setting performance goals are specified in the Cash Bonus Plan and were summarized, along with other plan and award terms, in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2015. The Committee will determine whether the Management Objectives have been achieved and the amounts payable following the end of the applicable performance period. The Cash Bonus Plan will remain effective until the first annual meeting of shareholders held in the 2020 fiscal year, subject to any further shareholder approvals (or re-approvals) mandated for performance-based compensation under Section 162(m) and subject to the Board’s right to terminate the plan, on a prospective basis only, at any time. The Committee may amend the Cash Bonus Plan from time to time, subject to shareholder approval to the extent required to satisfy Section 162(m).
The foregoing summary is qualified by reference to the full text of the Cash Bonus Plan, a copy of which is attached attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Company’s shareholders (1) elected each of the Board’s ten (10) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2015; (3) approved, on an advisory basis, named executive officer compensation; and (4) approved the Cash Bonus Plan. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A dated March 11, 2015.

Set forth below are the final voting results for each proposal:

Proposal No. 1:Election of ten (10) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	52,555,333	763,443	7,017,950
Phillip R. Cox	52,218,665	1,100,111	7,017,950
Richard L. Crandall	52,303,688	1,015,088	7,017,950
Gale S. Fitzgerald	52,042,878	1,275,898	7,017,950
Gary G. Greenfield	52,945,500	373,276	7,017,950
Andreas W. Mattes	52,763,575	555,201	7,017,950
Robert S. Prather, Jr.	52,559,881	758,895	7,017,950
Rajesh K. Soin	52,686,656	632,120	7,017,950
Henry D. G. Wallace	51,423,569	1,895,207	7,017,950
Alan J. Weber	52,863,624	455,152	7,017,950

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2015

For	Against	Abstain
59,597,889	586,145	152,692

Proposal No. 3: Approve, on an advisory basis, named executive officer compensation

For	Against	Abstain	Broker Non-Votes
51,463,142	1,593,907	261,727	7,017,950

Proposal No. 4: Approve the Diebold, Incorporated Annual Cash Bonus Plan

For	Against	Abstain	Broker Non-Votes
50,991,235	2,075,662	251,879	7,017,950

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1	Diebold, Incorporated Annual Cash Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
April 28, 2015	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Diebold, Incorporated Annual Cash Bonus Plan